November 7, 2007	MEDIA AND INVESTOR RELATIONS CONTACT:	Karen L. Taylor
	Phone:	303/633-2913
	24-Hour:	303/809-9160

DCP MIDSTREAM PARTNERS REPORTS THIRD QUARTER 2007 RESULTS
•	Steady operating results support healthy distributable cash flow and distribution increase
•	$625 million in acquisitions closed year-to-date provide platform for future growth

DENVER - DCP Midstream Partners, LP (NYSE: DPM), or the Partnership, today reported financial results for the three and nine months ended September 30, 2007.

In November 2006 the Partnership completed the acquisition of Gas Supply Resources (GSR) from DCP Midstream, LLC, or DCP Midstream, the owner of our general partner. In July 2007 the Partnership completed the acquisition of equity interests in DCP East Texas Holdings, LLC (East Texas) and Discovery Producer Services LLC (Discovery) from DCP Midstream. The results of operations presented herein include the historical results of GSR, East Texas, and Discovery for all periods presented. Earnings for periods prior to these acquisitions are allocated to predecessor operations.

THIRD QUARTER HIGHLIGHTS

Financial results for the third quarter of 2007, with comparisons to results for the third quarter of 2006, include the following:

•
Net income of $7.5 million, or $0.29 per limited partner unit in the third quarter of 2007, as compared to net income of $14.3 million, or $0.51 per limited partner unit in the third quarter of 2006; and

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•
Distributable cash flow, a non-generally accepted accounting principles (“non-GAAP”) financial measure, of $17.3 million in the third quarter of 2007, as compared to $16.9 million in the third quarter of 2006.

YEAR-TO-DATE HIGHLIGHTS

Financial results for the nine months ended September 30, 2007, with comparisons to results for the same period of 2006, include the following:

•
Net income of $24.1 million, or $0.89 per limited partner unit for the nine months ended September 30, 2007, as compared to net income of $46.3 million, or $1.32 per limited partner unit for the nine months ended September 30, 2006; and

•	Distributable cash flow, a non-GAAP measure, of $61.6 million for the nine months ended September 30, 2007, as compared to $50.3 million for the nine months ended September 30, 2006.

Reported net income for the three months and nine months ended September 30, 2007 includes $4.9 million and $19.9 million, respectively, of non-cash losses associated with the mark-to-market accounting treatment of commodity derivative instruments, as compared to non-cash gains of $0.7 million and losses of $0.2 million for the corresponding periods in 2006.

EBITDA increased $3.6 million to $22.3 million for the three months ended September 30, 2007, from $18.7 million for the same period of 2006. Increases in margin attributable to recent acquisitions, higher condensate volumes, and higher equity earnings were partially offset by non-cash mark-to-market derivative losses and higher operating and maintenance expense primarily in the natural gas services segment. EBITDA decreased $6.6 million to $52.7 million for the nine months ended September 30, 2007, from $59.3 million for the same period of 2006. The decrease is primarily attributable to non-cash mark-to-market derivative losses, along with higher operating and maintenance expense and general and administrative expense. These decreases were partially offset by strength in wholesale propane logistics margins in early 2007 combined with higher condensate volumes and margin contributions from recent acquisitions.

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EBITDA, which is a non-GAAP financial measure, is explained in greater detail under “Non-GAAP Financial Information” below and is reconciled from net income and net cash provided by operating activities, its most comparable GAAP financial measures, in “Reconciliation of Non-GAAP Measures” below.

Depreciation and amortization expense increased by $4.7 million to $7.9 million, and by $6.2 million to $15.8 million, respectively, for the three and nine months ended September 30, 2007, as compared to the same periods in 2006, primarily as a result of recent asset acquisitions.

Net interest expense increased by $5.7 million to $6.9 million, and by $9.4 million to $12.8 million, respectively, for the three and nine months ended September 30, 2007, as compared to the same periods in 2006, primarily as a result of increased debt balances associated with recent asset acquisitions.

CEO PERSPECTIVE

“During the third quarter, we closed on both the $270 million drop-down acquisition from DCP Midstream, the owner of our general partner, of equity interests in East Texas and Discovery, as well as the $165 million acquisition of certain subsidiaries of Momentum Energy Group in a transaction with DCP Midstream,” said Mark Borer, president and CEO. “Combined with our second quarter $180 million purchase of the Lindsay system in southern Oklahoma from Anadarko Petroleum Corporation and the $10 million purchase of the Ivan system in northern Louisiana from Laser Midstream, we are developing a strong platform for future growth. The assets are assimilated into our operations and the Partnership and its unitholders are benefiting from the strong cash flows they provide. We’re focused on the continued growth of these assets along with those in our base business.”

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DISTRIBUTABLE CASH FLOW

The Partnership’s distributable cash flow for the three months ended September 30, 2007 of $17.3 million was 1.2 times the amount required to cover its current distribution to both the general and limited partners. The 22% increase in distributable cash flow for the nine months ended September 30, 2007, as compared to the prior year, is due to the growth of the Partnership through acquisitions and the Partnership’s steady financial performance. Non-cash gains or losses associated with the mark-to-market accounting treatment of our commodity derivative instruments do not affect our distributable cash flow.

Distributable cash flow, which is a non-GAAP financial measure, is explained in greater detail under “Non-GAAP Financial Information” below and is reconciled from net cash provided by operating activities, its most comparable GAAP financial measure, in “Reconciliation of Non-GAAP Measures” below.

CASH DISTRIBUTION

As previously announced, on October 24, 2007, the board of directors of the Partnership’s general partner declared a $0.02 increase in the quarterly distribution to $0.55 per limited partner unit, equating to a prospective annual distribution of $2.20 per limited partner unit. The new distribution rate represents an increase of 3.8 percent over the last quarterly distribution of $0.53 per unit paid on August 14, 2007, and a 35.8 percent increase over the distribution paid for the third quarter of 2006.

OPERATING RESULTS BY BUSINESS SEGMENT

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Natural Gas Services - - Segment gross margin increased $1.3 million to $22.0 million for the three months ended September 30, 2007, from $20.7 million for the same period of 2006. Margin increases from the Ivan, Lindsay and Momentum acquisitions and higher condensate volumes were partially offset in the third quarter by non-cash derivative mark-to-market losses. Segment gross margin decreased $8.6 million to $47.3 million for the nine months ended September 30, 2007, from $55.9 million for the same period of 2006. Year to date increases from the acquisitions and higher condensate volumes were more than offset by the combination of non-cash derivative mark-to-market losses and the absence in 2007 of atypical marketing margins the Partnership realized in 2006 following the Gulf Coast hurricanes of 2005.

Equity earnings representing our interest in East Texas and Discovery increased $2.1 million to $10.3 million for the three months ended September 30, 2007, from $8.2 million for the same period of 2006. The increase is primarily attributable to higher processing margins at East Texas and higher NGL sales volumes at Discovery. Equity earnings decreased $1.3 million to $22.6 million for the nine months ended September 30, 2007, from $23.9 million for the same period of 2006. The favorable impact of commodity prices was offset by lower volumes and increased expenses at East Texas.

Wholesale Propane Logistics - - Segment gross margin increased $1.2 million to $1.9 million for the three months ended September 30, 2007, from $0.7 million for the same period of 2006. Segment gross margin increased $7.4 million to $16.5 million for the nine months ended September 30, 2007, from $9.1 million for the same period of 2006. For both the quarter and the nine months ended September 30, 2007, the primary driver was the absence in 2007 of non-cash lower of cost or market inventory adjustments taken in 2006. Strong volumes coupled with higher unit margins as a result of changes in contract mix and the ability to capture lower priced supply sources also contributed to the increase.

NGL Logistics - - Segment gross margin remained relatively constant for the three months ended September 30, 2007, as compared to the same period in 2006. For the nine months ended September 30, 2007, segment gross margin increased $0.5 million as compared to the prior period, primarily due to increased volumes from our Wilbreeze pipeline which became operational in December 2006.

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Equity earnings from our interest in the Black Lake pipeline increased $0.5 million and $0.9 million, respectively, for the three and nine months ended September 30, 2007, as compared to the same periods in 2006, due primarily to higher transport volumes.

Segment gross margin, which is a non-GAAP financial measure, is explained in greater detail under “Non-GAAP Financial Information” below and is reconciled from segment net income, its most comparable GAAP financial measure, in “Reconciliation of Non-GAAP Measures” below.

EARNINGS CALL

DCP Midstream Partners will hold a conference call to discuss third quarter results on Thursday, Nov. 8, 2007, at 11 a.m. ET. The dial-in number for the call is 877-407-8035 in the United States or 201-689-8035 outside the United States. A live Webcast of the call can be accessed on the investor information page of DCP Midstream Partners’ Web site at http://www.dcppartners.com. The call will be available for replay for seven days by dialing 877-660-6853, in the United States or 201-612-7415 outside the United States. The account number is 286 and the conference identification code is 259778. A replay and transcript of the broadcast will also be available on the Partnership’s Web site.

NON-GAAP FINANCIAL INFORMATION

This press release and the accompanying financial schedules include the non-GAAP financial measures of distributable cash flow, EBITDA, gross margin, and segment gross margin. The accompanying schedules provide reconciliations of these non-GAAP financial measures to their most directly comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Our non-GAAP financial measures should not be considered an alternative to, or more meaningful than, net income, operating income, cash flows from operating activities or any other measure of liquidity or financial performance presented in accordance with GAAP as measures of operating performance, liquidity or ability to service debt obligations and make cash distributions to unitholders.

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We define distributable cash flow as net cash provided by operating activities, less maintenance capital expenditures, net of reimbursable projects, plus or minus adjustments for non-cash mark-to-market of derivative instruments, net changes in operating assets and liabilities, and other adjustments to reconcile net cash provided by or used in operating activities. Maintenance capital expenditures are capital expenditures made to replace partially or fully depreciated assets, to maintain the existing operating capacity of our assets and to extend their useful lives, or other capital expenditures that are incurred in maintaining existing system volumes and related cash flows. Non-cash mark-to-market of derivative instruments is considered to be non-cash for the purpose of computing distributable cash flow because settlement will not occur until future periods and will be impacted by future changes in commodity prices. Distributable cash flow is used as a supplemental liquidity measure by our management and by external users of our financial statements, such as investors, commercial banks, research analysts and others, to assess our ability to make cash distributions to our unitholders and our general partner.

We define EBITDA as net income less interest income, plus interest expense, and depreciation and amortization expense. EBITDA is used as a supplemental liquidity measure by our management and by external users of our financial statements such as investors, commercial banks, research analysts and others, to assess the ability of our assets to generate cash sufficient to pay interest costs, support our indebtedness, make cash distributions to our unitholders and general partner and finance maintenance capital expenditures. Our EBITDA may not be comparable to a similarly titled measure of another company because other entities may not calculate EBITDA in the same manner.

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EBITDA is also used as a supplemental performance measure by our management and by external users of our financial statements, such as investors, commercial banks, research analysts and others, to assess:
•	financial performance of our assets without regard to financing methods, capital structure or historical cost basis;
•	our operating performance and return on capital as compared to those of other companies in the midstream energy industry, without regard to financing methods or capital structure; and
•	viability of acquisitions and capital expenditure projects and the overall rates of return on alternative investment opportunities.

We define gross margin as total operating revenues less purchases of natural gas, propane and NGLs, and we define segment gross margin for each segment as total operating revenues for that segment less commodity purchases for that segment. Our gross margin equals the sum of our segment gross margins. Gross margin is included as a supplemental disclosure because it is a primary performance measure used by management as it represents the results of product sales and purchases, a key component of our operations. Our gross margin may not be comparable to a similarly titled measure of other companies because other entities may not calculate gross margin in the same manner.

DCP Midstream Partners, LP (NYSE: DPM) is a midstream master limited partnership that gathers, processes, transports and markets natural gas and natural gas liquids and is a leading wholesale distributor of propane. DCP Midstream Partners, LP is managed by its general partner, DCP Midstream GP, LLC, which is wholly owned by DCP Midstream, LLC, a joint venture between Spectra Energy and ConocoPhillips. For more information, visit the DCP Midstream Partners, LP Web site at http://www.dcppartners.com.

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This press release may contain or incorporate by reference forward-looking statements as defined under the federal securities laws regarding DCP Midstream Partners, LP, including projections, estimates, forecasts, plans and objectives. Although management believes that expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to be correct. In addition, these statements are subject to certain risks, uncertainties and other assumptions that are difficult to predict and may be beyond our control. If one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect, the Partnership’s actual results may vary materially from what management anticipated, estimated, projected or expected. Among the key risk factors that may have a direct bearing on the Partnership’s results of operations and financial condition are:
•	the level and success of natural gas drilling around our assets and our ability to connect supplies to our gathering and processing systems in light of competition;
•	our ability to grow through acquisitions or organic growth projects, and the successful integration and future performance of such assets;
•	our ability to access the debt and equity markets;
•	fluctuations in oil, natural gas, propane and other NGL prices;
•	our ability to purchase propane from our principal suppliers for our wholesale propane logistics business; and
•	the credit worthiness of counterparties to our transactions.

Investors are encouraged to closely consider the disclosures and risk factors contained in the Partnership’s annual and quarterly reports filed from time to time with the Securities and Exchange Commission. The Partnership undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Information contained in this press release is unaudited, and is subject to change.

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DCP MIDSTREAM PARTNERS, LP
FINANCIAL RESULTS
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
	($ in millions, except per unit data)

Sales of natural gas, propane, NGLs and condensate	$185.8	$155.3	$604.3	$567.9
Transportation and processing services	8.9	7.0	23.7	20.4
(Losses) gains from non-trading derivative activity	(6.1)	0.5	(21.1)	—
Total operating revenues	188.6	162.8	606.9	588.3
Purchases of natural gas, propane and NGLs	163.3	140.2	539.4	520.1
Gross margin	25.3	22.6	67.5	68.2
Operating and maintenance expense	(8.1)	(5.8)	(21.0)	(17.3)
General and administrative expense	(5.4)	(6.3)	(17.1)	(15.6)
Earnings from equity method investments	10.8	8.2	23.6	24.0
Non-controlling interest in income	(0.3)	—	(0.3)	—
EBITDA	22.3	18.7	52.7	59.3
Depreciation and amortization expense	(7.9)	(3.2)	(15.8)	(9.6)
Interest income	1.2	1.7	3.7	4.7
Interest expense	(8.1)	(2.9)	(16.5)	(8.1)
Net income	$7.5	$14.3	$24.1	$46.3
Less:
Net income attributable to predecessor operations	—	(4.6)	(3.6)	(22.4)
General partner interest in net income	(0.9)	(0.2)	(1.5)	(0.5)

Net income allocable to limited partners	$6.6	$9.5	$19.0	$23.4

Net income per limited partner unit—basic and diluted	$0.29	$0.51	$0.89	$1.32

Weighted-average limited partner units outstanding—basic and diluted	22.3	17.5	19.3	17.5

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DCP MIDSTREAM PARTNERS, LP
SEGMENT FINANCIAL AND OPERATING DATA
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
	($ in millions)

Natural Gas Services Segment:
Financial data:
Segment gross margin	$22.0	$20.7	$47.3	$55.9
Operating data:
Natural gas throughput (MMcf/d)	770	666	735	659
NGL gross production (Bbls/d)	22,570	19,119	21,083	19,292

Wholesale Propane Logistics Segment:
Financial data:
Segment gross margin	$1.9	$0.7	$16.5	$9.1
Operating data:
Propane sales volume (Bbls/d)	13,014	12,428	21,539	20,642

NGL Logistics Segment:
Financial data:
Segment gross margin	$1.4	$1.2	$3.7	$3.2
Operating data:
NGL pipelines throughput (Bbls/d)	30,837	25,682	28,890	24,525

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DCP MIDSTREAM PARTNERS, LP
RECONCILIATION OF NON-GAAP MEASURES
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
	($ in millions)
Reconciliation of net cash provided by operating activities to distributable cash flow:
Net cash provided by operating activities	$26.3	$2.2	$66.1	$40.2
Maintenance capital expenditures, net of reimbursable projects	(0.8)	(0.2)	(1.7)	(2.4)
Non-cash derivative mark-to-market	4.9	(0.7)	19.9	0.2
Post closing reimbursement from DCP Midstream, LLC for maintenance capital expenditures	—	0.1	—	1.1
Net changes in operating assets and liabilities	(13.1)	15.1	(23.1)	9.4
Other, net	—	0.4	0.4	1.8
Distributable cash flow	$17.3	$16.9	$61.6	$50.3

Reconciliation of net income to EBITDA:
Net income	$7.5	$14.3	$24.1	$46.3
Interest income	(1.2)	(1.7)	(3.7)	(4.7)
Interest expense	8.1	2.9	16.5	8.1
Depreciation and amortization expense	7.9	3.2	15.8	9.6
EBITDA	$22.3	$18.7	$52.7	$59.3

Reconciliation of net cash provided by operating activities to EBITDA:
Net cash provided by operating activities	$26.3	$2.2	$66.1	$40.2
Interest income	(1.2)	(1.7)	(3.7)	(4.7)
Interest expense	8.1	2.9	16.5	8.1
Undistributed earnings from equity method investments	2.2	(0.2)	(3.5)	4.5
Net changes in operating assets and liabilities	(13.1)	15.1	(23.1)	9.4
Other, net	—	0.4	0.4	1.8
EBITDA	$22.3	$18.7	$52.7	$59.3

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DCP MIDSTREAM PARTNERS, LP
RECONCILIATION OF NON-GAAP MEASURES — Continued
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
	($ in millions)

Reconciliation of segment net income to segment gross margin:

Natural Gas Services Segment:
Segment net income	$19.2	$23.1	$42.9	$61.5
Add:
Depreciation and amortization expense	7.4	2.7	14.1	8.2
Operating and maintenance expense	5.4	3.1	12.6	10.1
Non-controlling interest in income	0.3	—	0.3	—
Less:
Earnings from equity method investments	(10.3)	(8.2)	(22.6)	(23.9)
Segment gross margin	$22.0	$20.7	$47.3	$55.9

Wholesale Propane Logistics Segment:
Segment net (loss) income	$(0.9)	$(1.7)	$8.0	$2.0
Add:
Depreciation and amortization expense	0.3	0.2	0.7	0.7
Operating and maintenance expense	2.5	2.2	7.8	6.4
Segment gross margin	$1.9	$0.7	$16.5	$9.1

NGL Logistics Segment:
Segment net income	$1.5	$0.4	$3.1	$1.8
Add:
Depreciation and amortization expense	0.2	0.3	1.0	0.7
Operating and maintenance expense	0.2	0.5	0.6	0.8
Less:
Earnings from equity method investments	(0.5)	—	(1.0)	(0.1)
Segment gross margin	$1.4	$1.2	$3.7	$3.2

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